EXHIBIT 99.1

Contact at 214-432-2000 Michael R. Haack President and CEO D. Craig Kesler Executive Vice President & CFO Robert S. Stewart Executive Vice President

News For Immediate Release

EAGLE MATERIALS REPORTS THIRD QUARTER RESULTS

RECORD EPS FROM CONTINUING OPERATIONS OF $2.53

ON REVENUE OF $463 MILLION

DALLAS, TX (January 27, 2022) Eagle Materials Inc. (NYSE: EXP) today reported financial results for the third quarter of fiscal 2022 ended December 31, 2021. Notable items for the quarter are highlighted below (unless otherwise noted, all comparisons are with the prior year’s fiscal third quarter):

Third Quarter Fiscal 2022 Highlights

•	Revenue of $463 million, up 14%

•	Record diluted EPS from continuing operations of $2.53, up 30%

•	Repurchased 1.2 million shares of Eagle’s common stock for $188 million

Commenting on the third quarter results, Michael Haack, President and CEO, said, “Our record results this quarter reflect both continued strength in US construction activity and excellent execution by our team as supply chain challenges continued to dominate the broader industrial marketplace. We generated strong free cash flow during the quarter, and repurchased 1.2 million shares of our common stock for a total cash return to shareholders of nearly $200 million.”

“I’m also proud to share that, during the first nine months of our fiscal year, we achieved the best safety performance in our history, demonstrating our deep commitment to our people and their well-being. During the quarter, we also continued to make strides towards our environmental stewardship goals; we are now producing and selling our eco-friendly Portland Limestone Cement from four Eagle cement facilities.”

Mr. Haack concluded, “We continue to see positive demand trends across our geographic footprint, driven by increased residential construction activity and expanded infrastructure investment. These trends should support growing construction activity and contribute to attractive pricing across our heavy and light materials businesses. We enter the last quarter of our fiscal year in a position of strength, with an excellent balance sheet enabling us to continue to execute on our core strategies.”

Segment Financial Results

Heavy Materials: Cement, Concrete and Aggregates

Revenue in the Heavy Materials sector, which includes Cement, Concrete and Aggregates, as well as Joint Venture and intersegment Cement revenue, was up 9% to $303.5 million. Heavy Materials operating earnings increased 11% to $84.0 million, primarily because of improved Cement sales volume and net sales prices.

Cement revenue for the quarter, including Joint Venture and intersegment revenue, was up 12% to $261.2 million, and operating earnings were $79.8 million, up 13%. These increases reflect improved Cement sales volume and net sales prices.

The average net cement sales price for the quarter increased 6% to $118.44 per ton. Cement sales volume for the quarter was 2.0 million tons, up 7% versus the prior-year period.

Concrete and Aggregates revenue decreased 3% to $42.4 million. Operating earnings for Concrete and Aggregates decreased 19% to $4.1 million. These declines primarily reflect lower Concrete and Aggregates sales volume and higher fuel costs, partially offset by improved pricing.

Light Materials: Gypsum Wallboard and Paperboard

Revenue in the Light Materials sector, which includes Gypsum Wallboard and Paperboard, increased 21% to $192.1 million, reflecting higher Wallboard and Paperboard sales prices. Gypsum Wallboard sales volume was 695 million square feet (MMSF), down 4%, while the average Gypsum Wallboard net sales price increased 29% to $191.41 per MSF. The decline in our Wallboard sales volume was due to ongoing homebuilder supply chain difficulties; however, our order pace improved during the quarter.

Paperboard sales volume for the quarter increased 3% to 81,000 tons. The average Paperboard net sales price was $585.54 per ton, up 21% from the prior-year period, consistent with the pricing provisions in our long-term sales agreements.

Operating earnings were $63.2 million in the sector, up 32%, reflecting increased Wallboard sales pricing. This was partially offset by higher operating costs, primarily related to recycled fiber and energy.

Details of Financial Results

We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the Joint Venture). We use the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenue and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenue as part of a segment’s total revenue. Intersegment sales are eliminated on the consolidated income statement. Refer to Attachment 3 for a reconciliation of these amounts.

On September 18, 2020, the Company sold its Oil and Gas Proppants business to Smart Sand, Inc. The prior-year financial results of the Oil and Gas Proppants segment have been classified as Discontinued Operations on the Consolidated Statement of Earnings. The assets and liabilities of the Oil and Gas Proppants segment have been reflected on separate lines for Discontinued Operations on the Consolidated Balance Sheet.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Portland Cement, Gypsum Wallboard, Recycled Paperboard and Concrete and Aggregates from more than 70 facilities across the US. Eagle’s corporate headquarters is in Dallas, Texas.

Eagle’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Thursday, January 27, 2022. The conference call will be webcast on the Eagle website, eaglematerials.com. A replay of the webcast and the presentation will be archived on the website for one year.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s businesses; public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in the costs of energy, including, without limitation, natural gas, coal and oil, and the nature of our obligations to counterparties under energy supply contracts, such as those related to market conditions (such as fluctuations in spot market prices), governmental orders and other matters; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; fluctuations in or changes in the nature of activity in the oil and gas industry; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change and other environmental regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions specific to any one or more of the Company’s markets; severe weather conditions (such as winter storms, tornados and hurricanes) and their effects on our facilities, operations and contractual arrangements with third parties; competition; cyber-attacks or data security breaches; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction or construction projects undertaken by state or local governments; risks related to pursuit of acquisitions, joint ventures and other transactions or the execution or implementation of such transactions, including the integration of operations acquired by the Company; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) and the cost of our raw materials could affect the revenue and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. Finally, any forward-looking statements made by the Company are subject to the risks and impacts associated with natural disasters, pandemics or other unforeseen events, including, without limitation, the COVID-19 pandemic and responses thereto designed to contain its spread and mitigate its public health effects, as well as their impact on economic conditions, capital and financial markets. The COVID-19 pandemic and responses thereto may disrupt our business and are likely to have an adverse effect on demand for our products, attributable to, among other things, reductions in consumer spending, increases in unemployment and decreases in revenues and construction budgets of state or local governments. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021 and subsequent quarterly and annual reports upon filing. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214-432-2000.

Michael R. Haack

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

Attachment 1 Statement of Consolidated Earnings

Attachment 2 Revenue and Earnings by Lines of Business

Attachment 3 Sales Volume, Average Net Sales Prices and Intersegment and Cement Revenue

Attachment 4 Consolidated Balance Sheets

Attachment 5 Depreciation, Depletion and Amortization by Lines of Business

Attachment 1

Eagle Materials Inc.

Statement of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Revenue	$462,941	$404,667	$1,448,405	$1,279,340
Cost of Goods Sold	324,355	291,288	1,027,967	940,815

Gross Profit	138,586	113,379	420,438	338,525
Equity in Earnings of Unconsolidated JV	8,555	10,083	24,785	28,456
Corporate General and Administrative Expenses	(12,851)	(11,327)	(32,986)	(40,225)
Premium Paid on Early Retirement of Senior Notes	—	—	(8,407)	—
Gain on Sale of Businesses	—	—	—	51,973
Other Non-Operating Income	3,207	2,297	5,941	1,898

Earnings from Continuing Operations before Interest and Income Taxes	137,497	114,432	409,771	380,627
Interest Expense, net	(5,651)	(9,360)	(24,891)	(35,957)

Earnings from Continuing Operations before Income Taxes	131,846	105,072	384,880	344,670
Income Tax Expense	(29,367)	(23,879)	(84,949)	(76,515)

Earnings from Continuing Operations	$102,479	$81,193	$299,931	$268,155
Gain from Discontinued Operations, net of tax	—	—	—	5,278

Net Earnings	$102,479	$81,193	$299,931	$273,433

BASIC EARNINGS PER SHARE
Continuing Operations	$2.56	$1.96	$7.30	$6.47
Discontinued Operations	$—	$—	$—	$0.13

Net Earnings	$2.56	$1.96	$7.30	$6.60

DILUTED EARNINGS PER SHARE
Continuing Operations	$2.53	$1.94	$7.23	$6.43
Discontinued Operations	$—	$—	$—	$0.13

Net Earnings	$2.53	$1.94	$7.23	$6.56

AVERAGE SHARES OUTSTANDING
Basic	40,049,456	41,494,149	41,096,702	41,451,801

Diluted	40,458,049	41,834,590	41,493,339	41,682,541

Attachment 2

Eagle Materials Inc.

Revenue and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Revenue*
Heavy Materials:
Cement (Wholly Owned)	$228,448	$201,741	$724,354	$676,423
Concrete and Aggregates	42,384	43,530	139,888	133,914

	270,832	245,271	864,242	810,337
Light Materials:
Gypsum Wallboard	163,584	135,658	502,836	397,018
Gypsum Paperboard	28,525	23,738	81,327	71,985

	192,109	159,396	584,163	469,003

Total Revenue	$462,941	$404,667	$1,448,405	$1,279,340

Segment Operating Earnings
Heavy Materials:
Cement (Wholly Owned)	$71,281	$60,351	$206,348	$182,346
Cement (Joint Venture)	8,555	10,083	24,785	28,456
Concrete and Aggregates	4,115	5,075	16,998	15,748

	83,951	75,509	248,131	226,550
Light Materials:
Gypsum Wallboard	60,841	40,792	190,425	119,723
Gypsum Paperboard	2,349	7,161	6,667	20,708

	63,190	47,953	197,092	140,431

Sub-total	147,141	123,462	445,223	366,981
Corporate General and Administrative Expense	(12,851)	(11,327)	(32,986)	(40,225)
Gain on Sale of Businesses	—	—	—	51,973
Premium Paid on Early Retirement of Senior Notes	—	—	(8,407)	—
Other Non-Operating Income	3,207	2,297	5,941	1,898

Earnings from Continuing Operations before Interest and Income Taxes	$137,497	$114,432	$409,771	$380,627

*	Excluding Intersegment and Joint Venture Revenue listed on Attachment 3

Attachment 3

Eagle Materials Inc.

Sales Volume, Average Net Sales Prices and Intersegment and Cement Revenue

(unaudited)

	Sales Volume
	Quarter Ended December 31,			Nine Months Ended December 31,
	2021	2020	Change	2021	2020	Change
Cement (M Tons):
Wholly Owned	1,748	1,616	+8%	5,583	5,429	+3%
Joint Venture	215	226	-5%	614	678	-9%

	1,963	1,842	+7%	6,197	6,107	+1%
Concrete (M Cubic Yards)	317	327	-3%	1,063	1,032	+3%
Aggregates (M Tons)	341	583	-42%	1,183	1,533	-23%
Gypsum Wallboard (MMSFs)	695	727	-4%	2,194	2,151	+2%
Paperboard (M Tons):
Internal	36	32	+13%	109	101	+8%
External	45	47	-4%	143	142	+1%

	81	79	+3%	252	243	+4%

	Average Net Sales Price*
	Quarter Ended December 31,			Nine Months Ended December 31,
	2021	2020	Change	2021	2020	Change
Cement (Ton)	$118.44	$111.91	+6%	$117.49	$110.84	+6%
Concrete (Cubic Yard)	$122.36	$116.88	+5%	$120.17	$115.66	+4%
Aggregates (Ton)	$10.38	$8.96	+16%	$10.25	$9.54	+7%
Gypsum Wallboard (MSF)	$191.41	$147.87	+29%	$186.16	$145.86	+28%
Paperboard (Ton)	$585.54	$484.92	+21%	$535.55	$487.76	+10%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenue
	Quarter Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Intersegment Revenue:
Cement	$5,301	$5,241	$18,357	$17,539
Concrete and Aggregates	—	—	—	106
Paperboard	21,238	15,864	59,501	50,432

	$ 26,539	$ 21,105	$ 77,858	$ 68,077

Cement Revenue:
Wholly Owned	$228,448	$201,741	$724,354	$676,423
Joint Venture	27,406	27,110	77,023	79,603

	$255,854	$228,851	$801,377	$756,026

Attachment 4

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	December 31,		March 31,
	2021	2020	2021*
ASSETS
Current Assets –
Cash and Cash Equivalents	$17,392	$142,784	$263,520
Restricted Cash	—	5,000	5,000
Accounts and Notes Receivable, net	170,661	142,467	147,133
Inventories	211,978	228,667	235,749
Federal Income Tax Receivable	8,890	1,900	2,838
Prepaid and Other Assets	6,426	7,740	7,449

Total Current Assets	415,347	528,558	661,689

Property, Plant and Equipment, net	1,626,990	1,680,646	1,659,100
Investments in Joint Venture	79,434	74,914	75,399
Operating Lease Right of Use Asset	23,923	26,927	25,811
Notes Receivable	8,486	8,353	8,419
Goodwill and Intangibles	389,002	393,454	392,315
Other Assets	16,939	12,186	15,948

	$2,560,121	$2,725,038	$2,838,681

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable and Accrued Liabilities	$186,671	$156,510	$163,011
Operating Lease Liabilities	7,004	6,551	6,343

Total Current Liabilities	193,675	163,061	169,354

Long-term Liabilities	67,578	77,391	75,735
Bank Credit Facility	100,000	—	—
Bank Term Loan	—	662,082	662,186
2.500% Senior Unsecured Notes due 2031	737,949	—	—
4.500% Senior Unsecured Notes due 2026	—	346,263	346,430
Deferred Income Taxes	238,671	215,059	225,986
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 39,766,043; 41,939,310 and 42,370,878 Shares, respectively	398	419	424
Capital in Excess of Par Value	—	30,516	62,497
Accumulated Other Comprehensive Losses	(3,359)	(3,251)	(3,440)
Retained Earnings	1,225,209	1,233,498	1,299,509

Total Stockholders’ Equity	1,222,248	1,261,182	1,358,990

	$2,560,121	$2,725,038	$2,838,681

*	From audited financial statements

Attachment 5

Eagle Materials Inc.

Depreciation, Depletion and Amortization by Lines of Business

(dollars in thousands)

(unaudited)

The following table presents Depreciation, Depletion and Amortization by lines of business for the quarters ended December 31, 2021 and 2020:

	Depreciation, Depletion and Amortization
	Quarter Ended December 31,
	2021	2020
Cement	$19,933	$19,337
Concrete and Aggregates	2,294	2,691
Gypsum Wallboard	5,598	5,340
Paperboard	3,685	3,509
Corporate and Other	684	1,203

	$32,194	$32,080